                              Exhibit (b)(7)(iii)

                             REINSURANCE AGREEMENT


                                    BETWEEN


                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

                             BOSTON, MASSACHUSETTS

                      referred to as the "Ceding Company"


                                      AND


                       PAINEWEBBER LIFE INSURANCE COMPANY

                             WEEHAWKEN, NEW JERSEY

                         referred to as the "Reinsurer"





February 29, 1996

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----

 ARTICLE I            GENERAL PROVISIONS                                                                    3

 ARTICLE II           REINSURANCE PREMIUMS                                                                  7

 ARTICLE III          COMMISSIONS AND ALLOWANCES                                                            8

 ARTICLE IV           BENEFIT PAYMENTS                                                                     11

 ARTICLE V            RESERVE ADJUSTMENTS                                                                  13

 ARTICLE VI           ADJUSTMENT FOR TRANSFERS INVOLVING FIXED ACCOUNT                                     14

 ARTICLE VII          ACCOUNTING AND SETTLEMENTS                                                           15

 ARTICLE VIII         DURATION AND RECAPTURE                                                               18

 ARTICLE IX           TERMINAL ACCOUNTING AND SETTLEMENT                                                   21

 ARTICLE X            ARBITRATION                                                                          22

 ARTICLE XI           INSOLVENCY                                                                           23

 ARTICLE XII          EXECUTION AND EFFECTIVE DATE                                                         24


 SCHEDULE A           ANNUITIES AND RISKS REINSURED                                                        25

 SCHEDULE B           QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS                                         28

 SCHEDULE C           MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT                                       33

 SCHEDULE D           COMMISSION SCHEDULES                                                                 34


                             REINSURANCE AGREEMENT


This Agreement is made and entered into by and between North American Security Life Insurance Company (hereinafter referred to as the "Ceding Company") and Paine Webber Life Insurance Company (hereinafter referred to as the "Reinsurer").


The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Ceding
Company or the Reinsurer have any rights under this Agreement, and the Ceding Company will be and remains the only party hereunder that is liable to any insured, policy owner or beneficiary under any annuity reinsured hereunder.

                                   ARTICLE I

                               GENERAL PROVISIONS


  1. ANNUITIES AND RISKS REINSURED. The Reinsurer agrees to indemnify the Ceding Company for, and the Ceding Company agrees to reinsure with the Reinsurer, according to the terms and conditions hereof, the portion of the risks under the annuities described in Schedule A attached hereto.


  2. COVERAGES AND EXCLUSIONS. Only the variable annuities described in Schedule A are reinsured under this Agreement.


  3. PLAN OF REINSURANCE. This indemnity reinsurance will be on a modified-coinsurance basis. The Ceding Company will retain, control and own all assets held in relation to the Modified Coinsurance Reserve.


  4. EXPENSES. The Reinsurer will bear no part of the expenses incurred in connection with the annuities reinsured hereunder, except as otherwise provided herein.


  5. ANNUITY CHANGES. The Ceding Company must provide written notification to the Reinsurer of any change which affects the original terms or conditions of any annuity reinsured hereunder not later than thirty
      (30) days after the change takes effect. The Reinsurer will provide written notification to the Ceding Company as to the Reinsurer's acceptance or rejection of the change within thirty (30) days after receipt of notice of the change. If the Reinsurer accepts any such change, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder, and
      (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder. If the Reinsurer rejects any such change, the Reinsurer's liability under this Agreement will be determined as if no such change had occurred.


  6. NO EXTRACONTRACTUAL DAMAGES. The Reinsurer does not indemnify the Ceding Company for, and will not be liable for, any extracontractual damages or extracontractual liability of any kind whatsoever resulting from fraud, oppression, bad faith, strict liability, or negligent, reckless or intentional wrongs on the part of the Ceding Company or its directors, officers, employees and agents. The following types of damages are examples of damages that would be excluded under this Agreement for the conduct described above: actual damages, damages for emotional distress, and punitive or exemplary damages.

  7. ANNUITY ADMINISTRATION. The Ceding Company will administer the annuities reinsured hereunder and will perform all accounting for such annuities; provided, however, that the Reinsurer reserves the right to participate in claims administration.


  8. INSPECTION. At any reasonable time, the Reinsurer or its representatives may inspect, during normal business hours, at the principal office of the Ceding Company, the original papers and any and all other books or documents relating to or affecting reinsurance under this Agreement. The Reinsurer or its representatives will not use any information obtained through any inspection pursuant to this Paragraph for any purpose not relating to reinsurance hereunder.


  9. TAXES. The allowance for any premium taxes paid in connection with the annuities reinsured hereunder is included in the Commissions and Allowances, described in Article III. The Reinsurer will not reimburse the Ceding Company for any other taxes paid by the Ceding Company in connection with the annuities reinsured hereunder.


 10. PROXY TAX REIMBURSEMENT. Pursuant to IRC Section 848, insurance companies are required to capitalize and amortize specified policy acquisition expenses. The amount capitalized is determined by proxy based on a percentage of "reinsurance premiums" as defined in the IRS regulations relating to IRC Section 848. The Reinsurer and the Ceding Company agree that any costs which would result from IRC Section 848 are not subject to reimbursement hereunder.


 11. ELECTION TO DETERMINE SPECIFIED POLICY ACQUISITION EXPENSES. The Ceding Company and the Reinsurer agree that the party with net positive consideration under this Agreement will capitalize specified policy acquisition expenses with respect to annuities reinsured under this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended. The Ceding Company and the Reinsurer will exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company will submit a schedule to the Reinsurer by May 1 of each year presenting its calculation of the net consideration for the preceding taxable year. The Reinsurer may contest the calculation in writing within thirty (30) days of receipt of the Ceding Company's schedule. Any differences will be resolved between the parties so that consistent amounts are reported on the respective tax returns for the preceding taxable year. This election to capitalize specified policy acquisition expenses without regard to the general deductions limitation is effective for all taxable years during which this Agreement remains in effect.

 12. CONDITION. The reinsurance hereunder is subject to the same limitations and conditions as the annuities issued by the Ceding Company which are reinsured hereunder, except as otherwise provided in this Agreement.


 13. MISUNDERSTANDINGS AND OVERSIGHTS. If any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Ceding Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.


 14. ADJUSTMENTS. If the Ceding Company's liability under any of the annuities reinsured hereunder is changed because of a misstatement of age, sex or any other material fact, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder, and (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder.


 15. REINSTATEMENTS. If an annuity reinsured hereunder is surrendered or annuitized, and is subsequently reinstated while this Agreement is in force, the reinsurance for such annuity will be reinstated automatically. The Ceding Company will pay the Reinsurer the Reinsurer's proportionate share of all amounts received by the Ceding Company in connection with the reinstatement of the annuity, plus any amounts previously refunded to the Ceding Company by the Reinsurer in connection with the lapse of the annuity.


 16. ASSIGNMENT. The Ceding Company may not assign any of its rights, duties or obligations under this Agreement without prior written consent of the Reinsurer. The Reinsurer may not assign any of its rights, duties, or obligations under this Agreement without prior written consent of the Ceding Company.


 17. AMENDMENTS AND WAIVER. Any change or modification to this Agreement will be null and void unless made by amendment to the Agreement and signed by both parties. Any waiver will constitute a waiver only in the circumstances for which it was given and will not be a waiver of any future circumstances.


 18.  ENTIRE AGREEMENT.   The terms expressed herein constitute the entire
      agreement between the parties with respect to the annuities reinsured hereunder. There are no understandings between the parties with respect to the annuities reinsured hereunder other than as expressed in this Agreement.

 19. CURRENT PRACTICES. The Ceding Company will not materially change, alter or otherwise compromise its underwriting, claims paying or administrative practices with respect to the annuities reinsured hereunder without prior written consent of the Reinsurer.

                                   ARTICLE II

                              REINSURANCE PREMIUMS


  1. INITIAL CONSIDERATION. The Ceding Company will pay the Reinsurer an Initial Consideration equal to the quota share, as defined in Schedule A, of the Account Value on all annuities reinsured under this Agreement, calculated as of the Effective Date of this Agreement.


  2. REINSURANCE PREMIUMS. The Ceding Company will pay the Reinsurer Reinsurance Premiums on all annuities reinsured under this Agreement in an amount equal to a quota share, as defined in Schedule A, of the gross premiums collected and deposited into the Separate Account during the Accounting Period by the Ceding Company. The Reinsurance Premiums paid to the Reinsurer by the Ceding Company will be remitted to the Reinsurer at the end of the Accounting Period during which the gross premiums were collected and deposited by the Ceding Company.

                                  ARTICLE III

                           COMMISSIONS AND ALLOWANCES

  1.  INITIAL COMMISSION.  Simultaneous with the payment of the Initial
      Consideration, the Reinsurer will pay an Initial Commission to the Ceding
      Company equal to a percentage of the Initial Consideration, as follows:

-------------------------------------------------------------
                                   Initial Commission as a
    Category as Described           Percentage of Initial
        in Schedule A                   Consideration
-------------------------------------------------------------
            A & B                           6.69%
-------------------------------------------------------------
            C & D                           7.71%
-------------------------------------------------------------
              E                             7.35%
-------------------------------------------------------------
              F                             7.95%
-------------------------------------------------------------



  2. PREMIUM TAX. The Reinsurer shall reimburse the Ceding Company for all premium taxes incurred on the Reinsurance Premiums.


  3. COMMISSIONS. The Reinsurer shall reimburse the Ceding Company for all commissions, wholesaler overrides and costs of special promotions incurred on the Reinsurance Premiums and on that portion of the Account Value of the annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder as of the end of the current Accounting Period. Commissions will be net of a quota share of commission chargebacks on policies reinsured hereunder. Schedule D shows the current commission schedules for the annuities reinsured hereunder.


  4. ALLOWANCE FOR EXPENSES. The Reinsurer will pay the Ceding Company an Allowance for Expenses for each Accounting Period equal to (i) plus (ii) plus (iii) plus (iv) plus (v), where:


               (i)  For policy maintenance, equals (a) times (b), where:

                    (a) equals $14.60 times the quota share percentage of the Venture annuities reinsured hereunder, as described in Schedule A; and

                    (b) equals the number of Venture annuities reinsured hereunder and described in Schedule A, that are inforce at the end of the current Accounting Period;

              (ii)  For policy issuance, equals (a) times (b), where:

                    (a) equals $112.50 times the quota share percentage of the Venture annuities reinsured hereunder, as described in Schedule A; and

                    (b) equals the number of Venture annuities reinsured hereunder and described in Schedule A, that were issued during the current Accounting Period;

             (iii)  For DAC proxy tax, equals (a) times (b), where

                    (a)  equals 0.0036; and

                    (b) equals that amount of the Reinsurance Premiums received on non-qualified policies;

              (iv)  For other costs and risks, an allowance of (a) times
                    (b), where:

                    (a)  equals .0005125; and

                    (b) equals the quota share of the account values at the end of the Accounting Period on the annuities reinsured hereunder.

               (v)  (a) minus (b), times (c), where:

                    (a) equals the quota share of the account value at the end of the Accounting Period of the annuities reinsured hereunder.

                    (b) equals the Modified Coinsurance Reserve at the end of the Accounting Period of the annuities reinsured hereunder.

                    (c) equals the LIBOR Rate divided by 4, where the LIBOR Rate equals the 3 month LIBOR rate (as published in the Wall Street Journal), plus .01, determined on the first business day of the Accounting Period.

              (vi) Amounts in (i)(a) and (ii)(a) above are for 1994. They will be adjusted annually on January 1, for inflation at the change in the Consumer Price Index (CPI- U as determined by Department of Labor and published in the Wall Street Journal).


  5.  MINIMUM DEATH BENEFIT GUARANTEE COSTS: The Reinsurer will pay the Ceding
      Company an allowance for each Accounting Period for the costs of the minimum death benefit guarantee. The allowance equals (a) times (b), where (a) and (b) equal:

         -------------------------------------------------------------------------------------------------
              Category as
             Described in
              Schedule A           (a)                                  (b)
         -------------------------------------------------------------------------------------------------
                 A & C            .0002          Quota share of the account values at the end of the
                                                 Accounting Period on Category A & C annuities
         -------------------------------------------------------------------------------------------------
              B, D, E & F        .00045          Quota share of the account values at the end of the
                                                 Accounting Period on Category B, D, E & F annuities
         -------------------------------------------------------------------------------------------------

                                   ARTICLE IV

                                BENEFIT PAYMENTS


  1. BENEFIT PAYMENTS. Benefit Payments, as referred to in this Agreement, means the Reinsurer's quota share of (i) Claims, as described in Paragraph 2 below, (ii) Cash Surrenders, as described in Paragraph 3 below, (iii) Partial Withdrawals, as described in Paragraph 4 below, and (iv) Annuity Benefits, as described in Paragraph 5 below.


  2. CLAIMS. The Reinsurer will pay the Ceding Company Claims. The term "Claims," as used in this Agreement, means that portion of the death benefits paid by the Ceding Company on annuities reinsured hereunder which is equal to the Reinsurer's quota share of the cash surrender value as of the date the death benefit is payable.


  3. CASH SURRENDERS. The Reinsurer will pay the Ceding Company that portion of the Cash Surrenders paid by the Ceding Company on annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder.


  4. PARTIAL WITHDRAWALS. The Reinsurer will pay the Ceding Company that portion of Partial Withdrawals paid by the Ceding Company on annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder.


  5. ANNUITY BENEFITS. The Reinsurer will pay the Ceding Company that portion of Annuity Benefits paid by the Ceding Company on annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder. The Reinsurer s obligation will be satisfied in full by the payment to the Ceding Company of that portion of the Account
      Value, as of the date of annuitization, which corresponds to the portion of the annuities reinsured hereunder.


  6. ADJUSTMENT FOR ANNUITY BENEFITS. For any Accounting Period in which the calculation of (i) divided by (ii) is greater than 0.0025, the Ceding Company will pay the Reinsurer an amount equal to (iii) times (iv) where:

      (i) equals the account value of annuites reinsured hereunder that annuitized during the current Accounting Period.

     (ii) the average account value of annuities reinsured hereunder during the current Accounting Period. For the purposes of this calculation, the average account value of annuities reinsured hereunder is calculated as one-half the sum of the account values of annuities reinsured hereunder as of the beginning of the current accounting period and the account value of annuities reinsured hereunder as of the end of the current Accounting Period.


    (iii) equals a quota share of the Account Value at the time of annuitization, grouped by policy duration at the time of annuitization; for the annuities reinsured that annuitized during the current Accounting Period;

    (iv) equals the applicable Annuity Benefit Factor for each policy duration described below.

             POLICY DURATION (YEARS)           ANNUITY BENEFIT
                                                    FACTOR

                        1                           0.06
                        2                           0.05
                        3                           0.04
                        4                           0.03
                        5                           0.02
                        6                           0.01
                        7                           0.01
                        8+                          0.01


  7. NOTICE. The Ceding Company will notify the Reinsurer at the end of each Accounting Period regarding Benefit Payments on annuities reinsured hereunder. The reinsurance claim and copies of notification, claim papers, and proofs will be furnished to the Reinsurer upon request.


  8. LIABILITY AND PAYMENT. The Reinsurer will accept the decision of the Ceding Company with respect to Benefit Payments on annuities reinsured hereunder. The Reinsurer will pay its proportionate share of Benefit Payments in a lump sum to the Ceding Company without regard to the form of settlement by the Ceding Company.


  9. CONTESTED CLAIMS. The Ceding Company will advise the Reinsurer of its intention to contest, compromise or litigate Benefit Payments involving annuities reinsured hereunder. The Reinsurer will pay its share of the expenses of such contests, in addition to its share of Benefit Payments, or it may choose not to participate. If the Reinsurer chooses not to participate, it will discharge its liability by payment to the Ceding Company of the full amount of its liability, prior to any contests, on the annuity reinsured hereunder.

                                   ARTICLE V

                              RESERVE ADJUSTMENTS


  1. INITIAL RESERVE ADJUSTMENT. Simultaneous with the payment of the Initial Consideration described in Article II, Paragraph 1, by the Ceding
      Company to the Reinsurer, the Reinsurer will pay the Ceding Company an Initial Reserve Adjustment in an amount that is equal to the Modified Coinsurance Reserve determined in accordance with Paragraph 3 below, on the Effective Date of this Agreement.


  2.  MODIFIED COINSURANCE RESERVE ADJUSTMENT.

      A. The Modified Coinsurance Reserve Adjustment will be computed each Accounting Period equal to (i) minus (ii) minus (iii), where:

                1. equals the Modified Coinsurance Reserve, determined in accordance with Paragraph 3 below, at the end of the current Accounting Period;

                2. equals the Modified Coinsurance Reserve, determined in accordance with Paragraph 3 below, at the end of the preceding Accounting Period;

                3. equals the Modified Coinsurance Reserve Investment Credit, as described in Schedule C.

          With respect, however, to the Accounting Period during which the Effective Date of this Agreement occurs, the reference in (ii) above to the end of the preceding Accounting Period refers to the Effective Date of this Agreement immediately after the Initial Reserve Adjustment, as described in Paragraph 1 above, has occurred.


      B. For any Accounting Period in which the amount computed in A. above is positive, the Reinsurer will pay the Ceding Company such amount. For any Accounting Period in which the amount computed in A. above is negative, the Ceding Company will pay the Reinsurer the absolute value of such amount.


  3. MODIFIED COINSURANCE RESERVE. The term "Modified Coinsurance Reserve," as used in this Agreement, means a quota share of the statutory reserve held by the Ceding Company with respect to that portion of the annuities reinsured hereunder. The statutory reserve will be determined by the Commissioners Annuity Reserve Valuation Method, excluding any reserve for the minimum guaranteed death benefit.

                                   ARTICLE VI

                       ADJUSTMENT FOR TRANSFERS INVOLVING
                               THE FIXED ACCOUNT

  1. The Reinsurer will pay the Ceding Company an amount equal to a quota share of the amount transferred from the Separate Account to the fixed account for the annuities reinsured hereunder during the current Accounting Period


  2. The Ceding Company will pay the Reinsurer an amount equal to a quota share of the amount transferred from the fixed account to the Separate
      Account for the annuities reinsured hereunder during the current Accounting Period.


  3.  The Reinsurer will pay the Ceding Company an amount equal to (i) times
      (ii) where:

      (i) equals a quota share of the amount transferred from the fixed account to the Separate Account grouped by policy duration at the time of transfer; for the annuities reinsured hereunder during the current Accounting Period;

     (ii) equals the applicable Exchange Factor for each policy duration described in Paragraph 5 below.


  4.  The Ceding Company will pay the Reinsurer an amount equal to (i) times
      (ii) where:

      (i) equals a quota share of the amount transferred from the Separate Account to the fixed account, grouped by policy duration at the time of transfer; for the annuities reinsured hereunder during the current Accounting Period;

     (ii) equals the applicable Exchange Factor for each policy duration described in Paragraph 5 below.

  5.  The exchange factors for each policy duration are shown below:

               POLICY DURATION (YEARS)             EXCHANGE FACTOR
                          1                             0.08
                          2                             0.07
                          3                             0.06
                          4                             0.05
                          5                             0.04
                          6                             0.03
                          7                             0.03
                          8+                            0.03

                                  ARTICLE VII

                           ACCOUNTING AND SETTLEMENTS

  1. QUARTERLY ACCOUNTING PERIOD. Each Accounting Period under this Agreement will be a calendar quarter, except that: (a) the initial Accounting Period runs from the Effective Date of this Agreement through the last day of the calendar quarter during which the Effective Date of this Agreement falls, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the terminal accounting date of this Agreement as described in Article IX, Paragraph 2. The amount in
      Article III, paragraph 4 (i) (a) will be adjusted on a pro-rata basis for time periods less than a calendar quarter.


  2. QUARTERLY ACCOUNTING REPORTS. Quarterly accounting reports in the form of Schedule B will be submitted to the Reinsurer by the Ceding Company for each Accounting Period not later than fifteen (15) days after the end of each Accounting Period. Such reports will include information on the amount of Reinsurance Premiums, Allowance for Commissions and Expenses, Benefit Payments, Modified Coinsurance
      Reserve, and Modified Coinsurance Reserve Adjustment.


  3.  INITIAL QUARTERLY SETTLEMENT.

      Within twenty-five (25) days after the initial Accounting Period, the Ceding Company will pay the Reinsurer the Initial Consideration determined in accordance with Article II, Paragraph 1.
      Simultaneously, the Reinsurer will pay the Ceding Company the sum of: (i) the Initial Reserve Adjustment determined in accordance with
      Article V, Paragraph 1, plus (ii) the Initial Commission determined in accordance with Article III, Paragraph 1.


  4.  QUARTERLY SETTLEMENTS.

      A. Within twenty-five (25) days after the end of each Accounting Period, the Ceding Company will pay the Reinsurer the sum of:

          (i) Reinsurance Premiums, determined in accordance with Article II, plus

         (ii) any Modified Coinsurance Reserve Adjustment payable to the Reinsurer, etermined in accordance with Article V, Paragraph 2, plus

        (iii) any Adjustment for Transfers Involving the Fixed Account payable to the Reinsurer, determined in accordance with Article VI, plus

         (iv) any Adjustments for Annuity Benefits payable to the Reinsurer, determined in accordance with Article IV, paragraph 6.

      B.  Simultaneously, the Reinsurer will pay the Ceding Company the sum of:

          (i)  the amount of Benefit Payments, as described in Article IV, plus

      (ii) the Allowance for Commissions and Expenses, determined in accordance with Article III, plus

     (iii) any Modified Coinsurance Reserve Adjustment payable to the Ceding Company, determined in accordance with Article V, Paragraph 2, plus

      (iv) any Adjustment for Transfers Involving the Fixed Account payable to the Ceding Company, determined in accordance with Article VI.


  5. AMOUNTS DUE QUARTERLY. Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Ceding Company or the Reinsurer under this Agreement will be determined on a net basis as of the last day of each Accounting Period and will be due as of such date and payable within twenty-five (25) days after the end of the Accounting Period.


  6.  ANNUAL ACCOUNTING REPORTS.  The Ceding Company will provide the
      Reinsurer with annual accounting reports within fifteen (15) days after the end of the calendar year for which such reports are prepared. These reports will contain sufficient information about the annuities reinsured hereunder to enable the Reinsurer to prepare its annual financial reports and to verify the information reported in Schedule B, and will include Page 7, Page 27 and Schedule S of the Annual Statement.


  7. ESTIMATIONS. If the amounts, as described in Paragraph 4 above, cannot be determined by the dates described in Paragraph 5 above, on an exact basis, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available.


  8. DELAYED PAYMENTS. For purposes of Paragraph 5 above, if there is a delayed settlement of a payment due, there will be an interest penalty, at the LIBOR Rate, as defined in Article III, paragraph 4(v)(c). For purposes of this Paragraph, a payment will be considered overdue thirty
      (30) days after the date such payment is payable, and interest shall commence from the overdue date.


  9. OFFSET OF PAYMENTS. All moneys due either the Ceding Company or the Reinsurer under this Agreement will be offset against each other, dollar for dollar, regardless of any insolvency of either party.

                                  ARTICLE VIII

                             DURATION AND RECAPTURE


  1. DURATION. Except as otherwise provided herein, this Agreement is unlimited in duration.


  2. REINSURER'S LIABILITY. The liability of the Reinsurer with respect to any annuity reinsured hereunder will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any annuity reinsured hereunder will terminate on the earliest of: (i) the date such annuity is recaptured in accordance with paragraph 4 below; (ii) the date the Ceding Company's liability on such annuity is terminated; or (iii) the date this Agreement is terminated under paragraph 3 below. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of Article IX of this Agreement. In no event should the interpretation of this Paragraph imply a unilateral right of the Reinsurer to terminate this Agreement. However, the Reinsurer and/or the Ceding Company may, upon thirty (30) days prior written notice to the other party, terminate this Agreement as to annuities not yet written by the Ceding Company as of the effective date of such termination.


  3. TERMINATION FOR NONPAYMENT OF REINSURANCE PREMIUMS OR OTHER AMOUNTS DUE. If the Ceding Company fails to pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement within sixty (60) days after the end of any Accounting Period, the Reinsurer may terminate this Agreement, subject to thirty (30) days prior written notice to the Ceding Company. If the Reinsurer fails to pay any amounts due to the Ceding Company pursuant to this Agreement within sixty (60) days after the end of any Accounting Period, the Ceding Company may terminate this Agreement, subject to thirty (30) days prior written notice to the Reinsurer.


  4. RECAPTURE. Annuities reinsured hereunder will be eligible for recapture, at the option of the Ceding Company as described below:

       (i) On any January 1, all reinsured annuities where the reinsurance under this Agreement has been in effect for 20 years or longer, subject to ninety (90) days prior written notice.

      (ii)  on any other date which is mutually agreed to in writing.


      If the Ceding Company opts to recapture, then the Ceding Company must recapture all of the annuities reinsured hereunder that are eligible for
      recapture.   In no event may the Ceding Company recapture anything other than 100 percent of all annuities reinsured hereunder that are eligible for recapture.

  5. INTERNAL REPLACEMENTS. Should the Ceding Company, its affiliates, successors or assigns, initiate a formal program of Internal Replacement that would include any of the annuities reinsured hereunder, the Ceding Company will immediately notify the Reinsurer. For purposes of this Agreement, the term "Internal Replacement" means any instance in which an annuity or any portion of the cash value of an annuity which is written by the Ceding Company, its affiliates, successors, or assigns is exchanged for another policy or annuity.


      The Reinsurer will participate on a quota share basis in any expenses associated with that program provided reinsurance coverage will continue under this Agreement for the new policy. The quota share percentage for the new policy will be same as for the replaced policy, except when the new policy is otherwise covered by this Agreement, and the quota share on the old and new policies are different. In that case, the quota share will be that of the new policy which would otherwise be applicable under this Agreement, and an amount will be paid which is equal to (i) minus (ii) where:

       (i) equals the account value in the Separate Account of the new policy times the quota share percentage of the new policy times the Internal Replacement Exchange Factor below;

      (ii) equals the account value in the Separate Account of the old policy times the quota share percentage of the old policy times the Internal Replacement Exchange Factor below;

          POLICY DURATION OF           INTERNAL REPLACEMENT
            REPLACED POLICY               EXCHANGE FACTOR
                (YEARS)
                   1                         0.08
                   2                         0.07
                   3                         0.06
                   4                         0.05
                   5                         0.04
                   6                         0.03
                   7                         0.03
                   8+                        0.03


      If the amount calculated above is positive, it will be paid to the Ceding Company by the Reinsurer. If the amount calculated above is negative, it will be paid to the Reinsurer by the Ceding Company.


      The Ceding Company, its affiliates, successors or assigns, will not initiate a program of internal replacement that includes any of the annuities reinsured hereunder, to policies or annuities that are not covered by this Agreement, without the Reinsurers consent unless the volume of such internal replacements is incidental. The Reinsurer and the Ceding Company must mutually agree to the volume of internal replacements to be considered incidental.

      Any incidental internal replacement to an annuity not covered under this Agreement will cause the reinsurance coverage under this agreement to terminate for that policy. In that case, the Ceding Company will pay the Reinsurer an amount equal to (i) times (ii) where:

       (i) equals the account value in the Separate Account recaptured by the Ceding Company;

      (ii)  equals the recapture factors below:

          POLICY DURATION OF       INTERNAL REPLACEMENT
           REPLACED POLICY           RECAPTURE FACTOR
               (YEARS)
                  1                        0.08
                  2                        0.07
                  3                        0.06
                  4                        0.05
                  5                        0.04
                  6                        0.03
                  7                        0.03
                  8+                       0.03


      The Reinsurer will not participate nor reinsure Internal Replacements, where the original policy was not covered by this Agreement.

                                   ARTICLE IX

                       TERMINAL ACCOUNTING AND SETTLEMENT

  1. TERMINAL ACCOUNTING. In the event that this Agreement is terminated in accordance with Article VIII, Paragraphs 3 or 4, or Article XI, a Terminal Accounting and Settlement will take place.


  2. DATE. The terminal accounting date will be the earliest of: (1) the effective date of recapture pursuant to any notice of recapture given under this Agreement, (2) the effective date of termination pursuant to any notice of termination given under this Agreement, or (3) any other date mutually agreed to in writing.


  3.  SETTLEMENT.  The Terminal Accounting and Settlement will consist of:

      A. The quarterly settlement as provided in Article VII, Paragraph 4, computed as of the terminal accounting date as if the treaty were still in effect; and

      B. payment by the Ceding Company to the Reinsurer of a Terminal Reserve equal to the Modified Coinsurance Reserve on the annuities reinsured hereunder as of the terminal accounting date;

      C. payment by the Reinsurer to the Ceding Company of a Terminal Reserve Adjustment equal to the Modified Coinsurance Reserve on the annuities reinsured hereunder as of the terminal accounting date;

      If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Ceding Company, such amount will be paid by the Reinsurer to the Ceding Company. If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Reinsurer, such amount will be paid by the Ceding Company to the Reinsurer.


  4. SUPPLEMENTARY ACCOUNTING AND SETTLEMENT. In the event that, subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting will take place pursuant to Paragraph 3 above. Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid promptly upon the completion thereof.

                                   ARTICLE X

                                  ARBITRATION

  1. GENERAL. All disputes and differences between the Ceding Company and the Reinsurer on which an agreement cannot be reached will be decided by arbitration. The arbitrators will construe this Agreement from the standpoint of practical business and equitable principles and the customs and practices of the insurance and reinsurance business, rather than from the standpoint of strict law. The parties intend that the arbitrators will make their decision with a view to effecting the intent of this Agreement.


  2. METHOD. Three arbitrators will decide any differences. They must be impartial and present or former officers of life insurance companies other than the parties to this Agreement or any company owned by, or affiliated with, either party. One of the arbitrators will be appointed by the Reinsurer, another by the Ceding Company, and the two arbitrators thus selected will select a third arbitrator before arbitration begins. Should one of the parties decline to select an arbitrator within thirty (30) days after the date of a written request to do so, or should the two arbitrators selected by the parties not be able to agree upon the choice of a third, the appointment(s) will be left to the President of the American Arbitration Association or its successor. The arbitrators will decide by a majority of votes and their decision will be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, will be shared equally by the parties unless the arbitrators decide otherwise. Any counsel fees incurred by a party in the conduct of arbitration will be paid by the party incurring the fees.


  3. ARBITRATION SITE. In event of arbitration, the arbitration hearing shall take place in New York, New York, unless agreed to in writing by both the Ceding Company and the Reinsurer.

                                   ARTICLE XI

                                   INSOLVENCY

INSOLVENCY. In the event of the Ceding Company's insolvency, any payments due the Ceding Company from the Reinsurer pursuant to the terms of this Agreement will be made directly to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under the annuities reinsured without diminution because of the insolvency of the Ceding Company. The conservator, liquidator, receiver or statutory successor of the Ceding Company will give the Reinsurer written notice of the pendency of a claim against the Ceding Company on any annuity reinsured within a reasonable time after such claim is filed in the insolvency proceeding.
During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Ceding Company's name (or in the name of the Ceding Company's conservator, liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.


In the event of the Reinsurer's insolvency, this treaty will terminate, and the terminal accounting and settlement described in Article IX will occur.
Any payments due the Reinsurer from the Ceding Company pursuant to the terms of this Agreement will be made directly to the Reinsurer or its conservator, liquidator, receiver or statutory successor. Any amounts owed by the Reinsurer to the Ceding Company will be payable without diminution because of the insolvency of the Reinsurer. The conservator, liquidator, receiver or statutory successor of the Reinsurer will give the Ceding Company written notice of the pendency of a claim against the Reinsurer on any annuity reinsured within a reasonable time after such claim is filed in the insolvency proceeding.

                                  ARTICLE XII

                          EXECUTION AND EFFECTIVE DATE


In witness of the above, this Agreement is executed in duplicate on the dates indicated below with an Effective Date of December 31, 1994.

NORTH AMERICAN SECURITY LIFE                              PAINE WEBBER
INSURANCE COMPANY                                         LIFE INSURANCE COMPANY
("Ceding Company")                                        ("Reinsurer")

on March 29, 1995                                         on March 30, 1995


By: John G. Vrysen                                        By: Richard J. Tucker
------------------------------                            ----------------------------------
Title: VP & Actuary                                       Title: Senior Vice President


By: Richard C. Hirtle                                     By: Gerianne J. Silva
------------------------------                            ----------------------------------
Title: VP Treasurer & CFO                                 Title: Vice Prsident

                                   SCHEDULE A

                         ANNUITIES AND RISKS REINSURED

ANNUITIES AND RISKS REINSURED. The amount of reinsurance under this Agreement will be a percent quota share of the Ceding Company's net liability, with respect to the separate account, on those variable annuities and the corresponding state and group variations thereof listed below that are issued by the Ceding Company and sold by the PaineWebber Affiliates listed below. Policies included in the Initial Consideration calculation of Article II, paragraph 1, will be included in this Agreement if the agency of record as of the Effective Date of this Agreement is one of the PaineWebber Affiliates listed below, instead of if it was sold by the PaineWebber Affiliates listed below. Any policies covered by this Agreement will continue to be covered even if the agency of record is changed subsequent to the Effective Date of this Agreement.

                        VENTURE VARIABLE ANNUITY PLANS

-------------------------------------------------------------------------------------------------------------
     Description                                Policy Form Numbers                           Quota Share
-------------------------------------------------------------------------------------------------------------
CATEGORY A - Individual    All contracts beginning with form number 207, except:                  15%
Contracts with a 6 year    (i) exclude form 207-VFA-NY
surrender charge and a 6  (ii) include form VFA-MN
year step-up death
benefit
-------------------------------------------------------------------------------------------------------------
CATEGORY B - Individual    All contracts beginning with form number 207 which have form           15%
Contracts with a 6 year    ENDORSEMENT.005 attached, except:
surrender charge and        (i)  exclude form 207-VFA-NY
yearly step-up death       (ii)  include contracts issued in Montana which use form
benefit                          ENDORSEMENT.005.94

                           All contracts beginning with form VFA-MN with form
                           ENDORSEMENT.005 attached.
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
    Description                                Policy Form Numbers                           Quota Share
-------------------------------------------------------------------------------------------------------------
  CATEGORY C - Group       All certificates beginning with form VFA-CERT.                        15%
Contracts with a 6 year
surrender charge and a 6
  year step-up death
        benefit
-------------------------------------------------------------------------------------------------------------
   CATEGORY D - Group      All certificates beginning with form VFA-CERT which have              15%
Contracts with a 6 year    ENDORSEMENT.007 attached.
  surrender charge and
  yearly step-up death
        benefit
-------------------------------------------------------------------------------------------------------------
CATEGORY E - Individual    All contracts with form numbers VENTURE.001, VENTURE.001.94,          35%
Contracts with a 7 year    and VENTURE.005.
  surrender charge and
  yearly step-up death
        benefit
-------------------------------------------------------------------------------------------------------------
   CATEGORY F - Group      All certificates with form number VENTURE.003.                        35%
Contracts with a 7 year
  surrender charge and
  yearly step-up death
        benefit
-------------------------------------------------------------------------------------------------------------

                          PAINEWEBBER AFFILIATES                                TAX ID NUMBER
                          ----------------------                                -------------
                          PWJC Agency, Inc.                                          51-0120742

                          PWJC Sales Agency                                          13-2769203
                          PWJC Insurance Agency Massachusetts                04-2535723

                          PWJC Insurance Sales Arizona                       13-3103027
                          PWJC Agency Illinois                                       13-3117185

                          PWJC Insurance Agency Oklahoma                     73-1065402
                          PWJC Insurance Sales Wyoming                       63-0242350

                          PWJC Insurance Sales Montana, Inc.                         81-0368992
                          PW Insurance Agency of Ohio                                13-3432079

                          PW Insurance Agency Arkansas                       13-3432081
                          PWJC Insurance Agency Texas                        74-1976248

                          Rotan Mosle Insurance Agency, Inc                 74-181-3848


"Net liability," as used in this Agreement, means the Ceding Company's liability on the annuities reinsured hereunder, less amounts recoverable from other reinsurance.

                                   SCHEDULE B

                  QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS
                        FROM CEDING COMPANY TO REINSURER


                      Accounting Period: ________________

                      Calendar Year: ____________________

                      Date Report Completed: ____________


                 1.       Reinsurance Premiums (Article II)                                                        ________

                 2.       Benefit Payments (Article IV)
                          a.      Claims                                                              ________
                          b.      Cash Surrender Values                                               ________
                          c.      Partial Withdrawals                                                 ________
                          d.      Annuity Benefits                                                    ________
                          Benefit Payments = a + b + c + d                                                         ________

                 3.       Modified Coinsurance Reserve Adjustment (Article V)
                          a.      Modco Reserve end of current Accounting Period                      ________
                          b.      Modco Reserve end of preceding Accounting Period                    ________
                          c.      Equals a - b                                                        ________
                          d.      Modco Reserve Investment Credit (Schedule C)                        ________
                          Modified Coinsurance Reserve Adjustment = c - d                                          ________

                 4.       Allowance for Expenses and Death Benefit Guarantees  (Article III)                       ________

                 5.       Transfers Involving the Fixed Account (Article VI)
                          a.      Quota share of transfers from Fixed Account to Separate
                                  Account dring the current Accounting Period (paragraph 1)           ________
                          b.      Quota share of transfers from Separate Account to Fixed
                                  Account dring the current Accounting Period (paragraph 2)           ________
                          Transfers Involving the Fixed Account = a - b                                            _______

                 6.       Adjustment for Transfers Involving the Fixed Account (Article VI)
                          a.      Adjustment for transfers from the Fixed Account to the
                                  Separate Account (paragraph 3)                                      ________
                          b.      Adjustment for transfers from the Separate Account to the
                                  Fixed Account (paragraph 4)                                         ________
                          Adjustment for Transfers Involving the Fixed Account = a - b                             ________

                 7.       Adjustment for Annuity Benefits (Article IV, paragraph 6)                                ________

                 8.       Adjustment for Internal Replacements (Article VIII, paragraph 5)
                          a.      Quota share of replaced policy account value in Separate
                                  Account                                                             _________
                          b.      Adjustment for replaced reinsured policy                            _________
                          c.      Quota share of new policy account value in Separate Account         _________
                          d.      Adjustment for new reinsured policy                                 _________
                          Adjustment for Internal Replacements = (a-b-c+d)                                         ________

                 9.       Cash Settlement = 1 -2 -3 - 4 + 5 - 6 + 7 - 8                                            ========

                            SUPPLEMENTAL INFORMATION

                                            TOTAL      VARIABLE
                                            NUMBER      ANNUITY      TOTAL                    PREMIUM RECEIVED DURING
                                              OF         FUND        FUND                                 PERIOD
                                           ANNUITIES     VALUE       VALUE                    QUALIFIED   NON-QUALIFIED
                                           -------------------------------                    -------------------------
                 Beginning of Period      _____        _____        _____                     ________     ________
                 + NewIssues              _____        _____        _____
                 - Terminations           _____        _____        _____
                 End of Period
                                          =====        =====        =====

                                           NUMBER OF VENTURE            VARIABLE
                                           VARIABLE ANNUITIES        ACCOUNT RESERVE
                                           ------------------        ---------------
                 Beginning of Period       ________________           ______________
                 + New Issues              ________________           ______________
                 - Terminations            ________________           ______________
                 End of Period
                                           ================           ==============

                 ALLOWANCE FOR COMMISSION AND EXPENSE (Article III)

                 a.       quota share of premium taxes paid on annuities reinsured hereunder                       ________
                 b.       quota share of commissions paid on annuities reinsured hereunder                         ________
                 c.       $14.60 x quota share of Venture annuities reinsured hereunder                            ________
                 d.       Number of Venture annuities reinsured hereunder                                          ________
                 e.       $112.50 x quota share of Venture annuities reinsured hereunder                           ________
                 f.       Number of Venture annuities issues during the current Accounting Period                  ________
                 g.       0.0036                                                                                   ________
                 h.       Reinsurance Premiums received from non-qualified contracts                               ________
                 i.       .0005125 x quota share of the account values at the end of the Accounting Period on
                          annuities reinsured hereunder                                                            ________
                 j.       LIBOR Rate / 4                                                                           ________
                 k.       Difference between quota share of account value, and Modified Coinsurance Reserve at
                          end of the Accounting Period on annuities reinsured hereunder                            ________
                 l.       .0002 x quota share of the account values at the end of the Accounting Period on
                          Category A & C annuities                                                                 ________
                 m.       .00045 x quota share of the account values at the end of the Accounting Period on
                          Category B, D, E & F annuities                                                           ________
                 n.       Commission and Expense Allowance
                          = a+b+(c x d)+(e x f)+(g x h)+i + j + k + l + m                                          ========

   DATA FOR CALCULATING ADJUSTMENT FOR TRANSFERS INVOLVING THE FIXED ACCOUNT


                                    VENTURE
          -------------------------------------------------------------------
              TRANSFERS   ADJUSTMENT FOR                     ADJUSTMENT FOR
              TO FIXED     TRANSFERS TO     TRANSFER FROM    TRANSFERS FROM
  DURATION    ACCOUNT      FIXED ACCOUNT    FIXED ACCOUNT     FIXED ACCOUNT
----------------------------------------   ----------------------------------
     1
          ------------------------------   ----------------------------------
     2
          ------------------------------   ----------------------------------
     3
          ------------------------------   ----------------------------------
     4
          ------------------------------   ----------------------------------
     5
          ------------------------------   ----------------------------------
     6
          ------------------------------   ----------------------------------
     7
          ------------------------------   ----------------------------------
     8+
          ------------------------------   ----------------------------------



           DATA FOR CALCULATING ADJUSTMENT FOR INTERNAL REPLACEMENTS

                                    VENTURE
          -------------------------------------------------------------------
                REINSURED                        REINSURED
                SEPARATE                          SEPARATE
              ACCOUNT VALUE                       ACCOUNT
               OF REPLACED    ADJUSTMENT FOR    VALUE OF NEW    ADJUSTMENT
  DURATION       POLICY       REPLACED POLICY     POLICY        NEW POLICY
---------------------------------------------   -----------------------------
     1
          -----------------------------------   -----------------------------
     2
          -----------------------------------   -----------------------------
     3
          -----------------------------------   -----------------------------
     4
          -----------------------------------   -----------------------------
     5
          -----------------------------------   -----------------------------
     6
          -----------------------------------   -----------------------------
     7
          -----------------------------------   -----------------------------
     8+
          -----------------------------------   -----------------------------

              DATA FOR CALCULATING ADJUSTMENT FOR ANNUITY BENEFITS


                      (1)               (2)               (3)
                 ACCOUNT VALUE     ACCOUNT VALUE     ACCOUNT VALUE               (4)                     (5)
                  BEGINNING OF         END OF          ANNUITIZED           ANNUITIZATION              EXCESS
                   ACCOUNTING        ACCOUNTING         CURRENT                 RATE              ANNUITIZATION RATE
DURATION             PERIOD            PERIOD            PERIOD           (3)/{[(1)+(2)]/2}        MAX{0,(4)-.0025}
--------------------------------------------------------------------------------------------------------------------------
   1

   2

   3

   4

   5

   6+



                       (6)                                                (9)
                   ACCT VALUE          (7)              (8)         ANNUITY BENEFITS
                   ANNUITIZED       (6)x{(5)/       ADJUSTMENT         ADJUSTMENT
DURATION         CURRENT PERIOD   [(5)+.0025)]}       FACTOR            (7)X(8)
--------------------------------------------------------------------------------------------------------------------------
   1                                                   .06

   2                                                   .05

   3                                                   .04

   4                                                   .03

   5                                                   .02

   6+                                                  .01


                SUPPLEMENTAL DATA PROVIDED BY THE CEDING COMPANY

A. Reinsurer's portion of M & E charges collected during the current accounting period on the policies reinsured hereunder.

B. Reinsurer's portion of Administrative Charges collected during the current accounting period on the policies reinsured hereunder.

C. Reinsurer's portion of Surrender Charges collected during the current accounting period on the policies reinsured hereunder.

D. Reinsurer's portion of First Year Commissions paid during the current accounting period on the policies reinsured hereunder.

E. Reinsurer's portion of Renewal Commissions paid during the current accounting period on the policies reinsured hereunder.

                                   SCHEDULE C

                 MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT

MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT. The Modified Coinsurance Reserve Investment Credit is equal to the portion of the sum of all accrued investment income and capital gains and losses, realized and unrealized, on the mutual funds underlying the Ceding Company's Separate Account for the current Accounting Period which corresponds to the portion of the variable annuities reinsured hereunder.


For Venture Annuities reinsured hereunder, the Modified Coinsurance Reserve Investment Credit will be adjusted for income taxes or changes in any provision for taxes. It will be reduced for investment management fees in excess of 45 basis points and any other fund level charges. It will not be reduced for mortality and expense risk charges or administrative charges as defined in the annuity contracts.

                                   SCHEDULE D

                              COMMISSION SCHEDULES

                                   SCHEDULE 1

Commission as percent of premium
  payable in all policy durations                                  7.0%

Commission as percent of account value
  payable in all durations                                        0.28%






                                   SCHEDULE 2

Commission as percent of premium payable
  in all policy durations                                          8.0%

Commission as percent of account value
  payable in all durations                                        0.03%